As filed with the Securities and Exchange Commission on November 15, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Director; Appointment of Principal Officer

Arthur M. Evans Appointed Chief Financial Officer

On November 15, 2005, Arthur M. Evans was appointed chief financial officer of Tri-Valley Corporation.

From 2000 through 2005, Mr. Evans (age 57) has been self-employed as a business consultant to clients in the energy, construction, waste management and other industries. He has more than twelve years’ experience in the oil and gas and mining industries working for both Fortune 500 and independent companies. Mr. Evans’ education includes a B.S. in business administration from Weber State University, an M.B.A. in finance from Golden Gate University and an M.S. in Systems Management from the University of Southern California. He is a certified public accountant, certified management consultant and certified financial manager.

Mr. Evans succeeds Thomas J. Cunningham, who was promoted to chief administrative officer and vice president. Mr. Cunningham retains his offices of secretary and treasurer of Tri-Valley.

Resignation of Director C. Chase Hoffman

On November 17, 2005, C. Chase Hoffman, 82, resigned from the Board of Directors of Tri-Valley Corporation and its subsidiary, Tri-Valley Oil & Gas Co., due to health reasons, which prevent his further participation in director duties. He also resigned as chairman of the committee on personnel and compensation. Mr. Hoffman joined the board in 2000 and served vigorously during his tenure, representing the shareholders as the regulatory matrix intensified under the recently enacted Sarbanes-Oxley Act. Subsequent to his resignation, Mr. Hoffman passed away on November 18, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer